July 26, 2013

Neiman Funds 6631 Main Street Williamsville, NY 14221

Re: Neiman Funds, File Nos. 333-102844 and 811-21290

Gentlemen:

A legal opinion (the "Legal Opinion") that we prepared was filed with Post-Effective Amendment No. 21 to the Neiman Funds Registration Statement (the "Registration Statement"). We hereby give you our consent to all references to us in Post-Effective Amendment No. 25 to the Registration Statement under the Securities Act of 1933.

Very truly yours,

/s/ THOMPSON HINE LLP

THOMPSON HINE LLP